Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:April 19, 2023

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER END RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, April 19, 2023 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the three and nine months ended March 31, 2023.  William Penn recorded net income of $183 thousand and $2.3 million, or $0.01 and $0.17 per basic and diluted share, for the three and nine months ended March 31, 2023, respectively, compared to net income of $824 thousand and $3.2 million, or $0.06 and $0.22 per basic and diluted share, for the three and nine months ended March 31, 2022. William Penn recorded core net income(1) of $443 thousand and $2.3 million, or $0.04 and $0.17 per basic and diluted share, for the three and nine months ended March 31, 2023, respectively, compared to core net income(1) of $1.1 million and $3.0 million, or $0.07 and $0.21 per basic and diluted share, for the three and nine months ended March 31, 2022.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on May 11, 2023, to common shareholders of record at the close of business on May 1, 2023.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, commented on the financial results, stating, “Despite the recent turmoil in the banking sector, William Penn Bancorporation experienced growth in deposits for the quarter, which allowed us to reduce our borrowings with the Federal Home Loan Bank of Pittsburgh.  We continue to focus on the strength of our balance sheet by adhering to our long-time, conservative community bank strategy of gathering deposits from within our local markets and lending to local consumers and businesses in a prudent manner.”

Mr. Stephon added, “During the quarter, we continued to repurchase shares under our existing stock repurchase programs and our Board of Directors authorized a fourth repurchase program to repurchase up to 698,312 shares.  We are authorized to repurchase a total of 2,967,670 shares under our stock repurchase programs and, as of March 31, 2023, we had repurchased a total of 2,123,801 shares at a total cost of $24.7 million, an average of $11.65 per share.  As of April 17, 2023, the Company had repurchased a total of 2,589,825 shares at a total cost of $29.8 million, or $11.51 per share, and had 377,845 shares remaining to repurchase under the fourth stock repurchase program that was approved on February 17, 2023.

“The Company continues to maintain a strong capital position, posting a stockholders’ equity to assets ratio of 20.18% and a tangible common equity ratio(2) of 19.68% at March 31, 2023.  The strength of these ratios provides us with substantial support through these unsettled times, and enables us to concentrate on managing our capital for the maximum benefit of our shareholders by growing our business in a disciplined manner, buying back our stock whenever possible, and paying a sustainable cash dividend.”

Highlights for the three months ended March 31, 2023 are as follows:

●	As previously announced, on February 17, 2023, the Company’s Board of Directors authorized a fourth stock repurchase program to acquire up to 698,312 shares, or approximately 5.0%, of the Company’s outstanding shares, commencing upon the completion of the Company’s third repurchase program. During the three months

(1) As used in this press release, core net income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(2) As used in this press release, tangible capital to tangible assets is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

ended March 31, 2023, the Company repurchased 617,506 shares at a total cost of $7.1 million, or $11.51 per share. As of March 31, 2023, the Company had repurchased a total of 2,123,801 shares at a total cost of $24.7 million, or $11.65 per share. As of April 3, 2023, the Company had exhausted its third repurchase program that was approved on August 18, 2022 and began repurchasing shares under its fourth repurchase program that was approved on February 17, 2023.
●	William Penn recorded net income and core net income(1) of $183 thousand and $443 thousand, or $0.01 and $0.04 per basic and diluted share, respectively, for the three months ended March 31, 2023.
●	William Penn improved its liability mix by growing deposits by $17.2 million and reducing borrowings from the Federal Home Loan Bank (“FHLB”) of Pittsburgh by $22.0 million during the three months ended March 31, 2023.
●	The Bank has a varied depositor base with over 21,000 accounts with an average depositor account balance of approximately $29,300 as of March 31, 2023. The estimated amount of uninsured and uncollateralized deposits totaled approximately $109.6 million, or 17.3% of the Company’s total deposits, as of March 31, 2023.
●	Asset quality metrics remain strong with non-performing assets to total assets of 0.51% as of March 31, 2023 compared to 0.74% as of June 30, 2022. Our allowance for loan losses totaled $3.3 million, or 0.68% of total loans and 0.86% of total loans, excluding acquired loans(3), as of March 31, 2023, compared to $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(3), as of June 30, 2022.
●	William Penn’s net interest margin measured 2.84% for the three months ended March 31, 2023 compared to 3.06% for the three months ended March 31, 2022.
●	William Penn’s cost of deposits totaled 1.03% during the three months ended March 31, 2023.
●	Book value per share measured $12.87 as of March 31, 2023 compared to $12.91 as of June 30, 2022. Tangible book value per share(4) measured $12.47 as of March 31, 2023 compared to $12.54 as of June 30, 2022. The decline in both book value and tangible book value was primarily due a $5.3 million increase in the accumulated other comprehensive loss component of equity, related to the unrealized loss on available for sale securities.

Statement of Financial Condition

Total assets decreased $17.6 million, or 2.0%, to $862.4 million at March 31, 2023, from $880.0 million at June 30, 2022, primarily due to $15.7 million of cash used to repurchase shares and a $12.5 million decrease in investments, partially offset by a $9.4 million increase in net loans.

Cash and cash equivalents decreased $16.3 million, or 45.0%, to $19.9 million at March 31, 2023, from $36.2 million at June 30, 2022.  The decrease in cash and cash equivalents was primarily due to the repurchase of 1,356,865 shares at a total cost of $15.7 million.

Total investments decreased $12.5 million, or 4.4%, to $274.6 million at March 31, 2023, from $287.1 million at June 30, 2022.  The decrease in investments was primarily due to a $6.9 million increase in the gross unrealized loss on available for sale securities, as well as principal paydowns of the securities included in the available for sale and held to maturity portfolios.  The increase in the gross unrealized loss on available for sale securities is due to current interest rate levels relative to the Company’s cost and not credit quality.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Net loans increased $9.4 million, or 2.0%, to $484.9 million at March 31, 2023, from $475.5 million at June 30, 2022.  During the nine months ended March 31, 2023, the Company originated $56.1 million of new loans, including $44.9 million of commercial loans. The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

(3) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(4) As used in this press release, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Deposits increased $26.1 million, or 4.3%, to $632.7 million at March 31, 2023, from $606.6 million at June 30, 2022.  The increase in deposits was primarily due to a $38.1 million increase in money market accounts and a $20.8 million increase in time deposit accounts, partially offset by an $18.6 million decrease in non-interest bearing checking accounts and an $11.3 million decrease in savings accounts.  The interest rate environment has created a highly competitive market for deposits.

Borrowings decreased $27.0 million, or 41.5%, to $38.0 million at March 31, 2023, from $65.0 million at June 30, 2022.  During the quarter ended March 31, 2023, the Company used cash from the increase in deposits to pay off a portion of short-term borrowings.

Stockholders’ equity decreased $18.3 million, or 9.5%, to $174.0 million at March 31, 2023, from $192.3 million at June 30, 2022.  The decrease in stockholders’ equity was primarily due to the repurchase of 1,356,865 shares at a total cost of $15.7 million, or $11.51 per share, during the nine months ended March 31, 2023 under the Company’s previously announced stock repurchase programs, as well as the payment of a $0.03 per share quarterly cash dividend in August 2022, November 2022 and February 2023 totaling $419 thousand, $405 thousand and $397 thousand, respectively, and a $5.3 million increase in the accumulated other comprehensive loss component of equity, related to the unrealized loss on available for sale securities. These decreases to stockholders’ equity were partially offset by $2.3 million of net income during the nine months ended March 31, 2023.  Book value per share measured $12.87 as of March 31, 2023, compared to $12.91 as of June 30, 2022, and tangible book value per share(4) measured $12.47 as of March 31, 2023, compared to $12.54 as of June 30, 2022.

Net Interest Income

For the three months ended March 31, 2023, net interest income was $5.5 million, a decrease of $447 thousand, or 7.5%, from the three months ended March 31, 2022.  The decrease in net interest income was primarily due to an increase in interest expense on deposits and borrowings, partially offset by an increase in interest income on loans and investments. The net interest margin measured 2.84% for the three months ended March 31, 2023, compared to 3.06% for the three months ended March 31, 2022.  The decrease in the net interest margin during the three months ended March 31, 2023, compared to the same period in 2022 was primarily due to an increase in the average balance of deposits and borrowings and the rise in interest rates that caused an increase in the cost of borrowings and deposits that exceeded the increase in interest income on loans and investments.

For the nine months ended March 31, 2023, net interest income was $17.8 million, an increase of $1.0 million, or 6.2%, from the nine months ended March 31, 2022.  The increase in net interest income was primarily due to an increase in interest income on loans and investments, partially offset by an increase in interest expense on deposits and borrowings. The net interest margin measured 3.04% for the nine months ended March 31, 2023, compared to 2.96% for the nine months ended March 31, 2022.  The increase in the net interest margin during the nine months ended March 31, 2023, compared to the same period in 2022 was primarily due to an improvement in asset mix during the twelve months ended March 31, 2023, including a $38.4 million decrease in cash and cash equivalents and a $27.7 million increase in net loans.

Non-interest Income

For the three months ended March 31, 2023, non-interest income totaled $174 thousand, a decrease of $141 thousand, or 44.8%, from the three months ended March 31, 2022.  The decrease was primarily due to a $199 thousand increase in the unrealized loss on equity securities, partially offset by a $97 thousand net gain on the sale of premises and equipment associated with the sale of one property with a total carrying value of $268 thousand recorded during the three months ended March 31, 2023.

For the nine months ended March 31, 2023, non-interest income totaled $1.4 million, a decrease of $326 thousand, or 19.4%, from the nine months ended March 31, 2022.  The decrease was primarily due to a $558 thousand increase in the unrealized loss on equity securities and a $62 thousand gain on sale of securities recorded during the three months ended March 31, 2022.  These decreases to non-interest income were partially offset by a $396 thousand net gain on the sale of premises and equipment associated with the sale of three properties securities with a total carrying value of $1.9 million recorded during the nine months ended March 31, 2023.

Non-interest Expense

For the three months ended March 31, 2023, non-interest expense totaled $5.6 million, an increase of $268 thousand, or 5.1%, from the three months ended March 31, 2022.  The increase in non-interest expense was primarily due to a $285 thousand increase in salaries and employee benefits due to a $343 thousand increase in employee stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan, partially offset by a reduction in the number of full-time employees consistent with the Company’s expense management initiatives.  The increase in non-interest expense can also be attributed to a $123 thousand increase in director stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.  These increases to non-interest expense were partially offset by an $81 thousand decrease in professional fees primarily due to a decrease in legal expenses.

For the nine months ended March 31, 2023, non-interest expense totaled $16.8 million, an increase of $1.8 million, or 11.9%, from the nine months ended March 31, 2022.  The increase in non-interest expense was primarily due to a $1.2 million increase in salaries and employee benefits due to annual merit increases and a $1.0 million increase in employee stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.  The increase in non-interest expense can also be attributed to a $268 thousand increase in occupancy and equipment expense associated with new branch locations in Doylestown, Pennsylvania and Hamilton Township, New Jersey that were opened during the three months ended December 31, 2021.  In addition, the increase in non-interest expense can be attributed to a $367 thousand increase in director stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.

Income Taxes

For the three months ended March 31, 2023, the Company recorded an income tax benefit of $45 thousand, reflecting an effective tax rate of (32.6)%, compared to a provision for income taxes of $160 thousand, reflecting an effective tax rate of 16.3%, for the same period in 2022.  The decrease in the provision for income taxes and the effective tax rate during the three months ended March 31, 2023, compared to the same period in 2022, can be attributed to an $846 thousand decrease in income before income taxes.  The Company recorded an income tax benefit during the three months ended March 31, 2023 primarily due to $276 thousand of federal tax-exempt income recorded on bank-owned life insurance.

For the nine months ended March 31, 2023, the Company recorded a provision for income taxes of $105 thousand, reflecting an effective tax rate of 4.4%, compared to a provision for income taxes of $310 thousand, reflecting an effective tax rate of 8.9%, for the same period in 2022.  The provision for income taxes and the effective tax rate for the nine months ended March 31, 2023 and 2022 were impacted by a $211 thousand and a $288 thousand income tax benefit related to refunds received associated with the carryback of net operating losses under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act during the nine months ended March 31, 2023 and 2022, respectively.

Asset Quality

During the three and nine months ended March 31, 2023, we did not record a provision for loan losses due to improved asset quality metrics and continued low levels of net charge-offs and non-performing assets.  During the nine months ended March 31, 2023, we received payments from borrowers for full satisfaction of three non-performing loans with a total carrying value of $2.6 million.  The payoff of these non-performing loans contributed to a significant reduction in our non-performing assets and the Company’s ratio of non-performing assets to total assets decreased to 0.51% as of March 31, 2023 from 0.74% as of June 30, 2022. The provision for loan losses was $10 thousand during the three months ended March 31, 2022 and a $20 thousand net recovery during the nine months ended March 31, 2022.  The credit to the provision for the nine months ended March 31, 2022 was primarily due to continued stable asset quality metrics, including continued low levels of net charge-offs and non-performing assets.  Our allowance for loan losses totaled $3.3 million, or 0.68% of total loans and 0.86% of total loans, excluding acquired loans(3), as of March 31, 2023, compared to $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(3), as of June 30, 2022.

Capital and Liquidity

The Bank’s capital position remains strong relative to current regulatory requirements. As of March 31, 2023, William Penn’s stockholders’ equity to assets totaled 20.18% and tangible capital to tangible assets(2) totaled 19.68%.  The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% of tier 1 capital to average total consolidated assets.  The Bank has elected to follow this alternative framework.  As of March 31, 2023, William Penn Bank had a community bank leverage ratio of 18.46% and is considered well-capitalized under the prompt corrective action framework.

The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities.  In addition, at March 31, 2023, we had the ability to borrow up to $297.1 million from the FHLB of Pittsburgh, $10.0 million with the Atlantic Community Bankers Bank (“ACBB”) and $4.6 million with the Federal Reserve Bank.

About William Penn Bancorporation and William Penn Bank

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which is a community bank that serves the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions (including higher inflation and its impact on national and local economic conditions), the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, changes to consumer and business confidence, investor sentiment, or consumer spending of savings behavior, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, the ability to attract, develop and retain qualified employees, our ability to maintain the security of our data processing and information technology systems, and that the Company may not be successful in the implementation of its business strategy. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2022, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	March 31,	December 31,	June 30,	March 31,
	2023	2022	2022	2022

ASSETS
Cash and due from banks	$4,848	$7,860	$8,117	$13,221
Interest bearing deposits with other banks	6,314	11,282	28,053	45,025
Federal funds sold	8,715	-	-	-
Total cash and cash equivalents	19,877	19,142	36,170	58,246
Interest-bearing time deposits	600	600	600	1,100
Securities available-for-sale	171,611	171,951	182,745	169,613
Securities held-to-maturity	101,410	103,030	102,135	104,227
Equity securities	1,604	2,039	2,258	2,404
Loans receivable, net of allowance for loan losses of $3,337, $3,334, $3,409, and $3,479, respectively	484,858	492,163	475,511	457,178
Premises and equipment, net	10,946	11,355	11,696	13,361
Regulatory stock, at cost	2,669	3,567	3,807	1,963
Deferred income taxes	8,930	9,267	7,459	6,019
Bank-owned life insurance	40,292	39,717	39,170	38,006
Goodwill	4,858	4,858	4,858	4,858
Intangible assets	566	615	712	768
Operating lease right-of-use assets	9,116	8,306	6,843	6,970
Accrued interest receivable and other assets	5,035	4,334	5,988	4,268
TOTAL ASSETS	$862,372	$870,944	$879,952	$868,981

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$632,675	$615,438	$606,617	$621,404
Advances from Federal Home Loan Bank	38,000	60,000	65,000	20,000
Advances from borrowers for taxes and insurance	2,990	2,643	3,356	3,163
Operating lease liabilities	9,270	8,439	6,949	7,064
Accrued interest payable and other liabilities	5,391	5,194	5,704	11,070
TOTAL LIABILITIES	688,326	691,714	687,626	662,701

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-	-
Common stock, $0.01 par value	135	141	149	151
Additional paid-in capital	145,240	151,942	159,546	168,078
Unearned common stock held by employee stock ownership plan	(9,295)	(9,395)	(9,599)	(9,700)
Retained earnings	58,637	58,851	57,587	56,936
Accumulated other comprehensive loss	(20,671)	(22,309)	(15,357)	(9,185)
TOTAL STOCKHOLDERS' EQUITY	174,046	179,230	192,326	206,280
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$862,372	$870,944	$879,952	$868,981

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2023	2022	2022	2023	2022
INTEREST INCOME
Loans receivable, including fees	$5,725	$5,666	$5,212	$16,688	$15,535
Securities	1,714	1,707	1,329	5,078	3,026
Other	169	187	43	485	189
Total interest income	7,608	7,560	6,584	22,251	18,750
INTEREST EXPENSE
Deposits	1,623	974	424	3,106	1,329
Borrowings	452	550	180	1,335	649
Total interest expense	2,075	1,524	604	4,441	1,978

Net interest income	5,533	6,036	5,980	17,810	16,772
Provision (recovery) for loan losses	-	-	10	-	(20)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR LOAN LOSSES	5,533	6,036	5,970	17,810	16,792
OTHER INCOME
Service fees	197	209	196	617	652
Net gain on sale of securities	-	-	-	-	62
Earnings on bank-owned life insurance	276	274	259	823	775
Net gain on disposition of premises and equipment	97	300	15	396	15
Unrealized (loss) gain on equity securities	(435)	54	(236)	(654)	(96)
Other	39	65	81	176	276
Total other income	174	902	315	1,358	1,684
OTHER EXPENSES
Salaries and employee benefits	3,217	3,222	2,932	9,680	8,440
Occupancy and equipment	810	907	836	2,505	2,237
Data processing	480	472	451	1,383	1,291
Professional fees	208	258	289	729	778
Amortization of intangible assets	49	49	56	146	169
Gain on lease abandonment	-	-	(117)	-	(117)
Prepayment penalties	-	-	209	-	273
Other	805	752	645	2,349	1,936
Total other expense	5,569	5,660	5,301	16,792	15,007

Income before income taxes	138	1,278	984	2,376	3,469

Income tax (benefit) expense	(45)	217	160	105	310
NET INCOME	$183	$1,061	$824	$2,271	$3,159

Basic and diluted earnings per share	$0.01	$0.08	$0.06	$0.17	$0.22
Basic average common shares outstanding	12,643,435	12,985,244	14,318,839	13,024,076	14,310,484
Diluted average common shares outstanding	12,718,167	13,030,136	14,318,839	13,069,858	14,310,484

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	March 31, 2023			March 31, 2022			March 31, 2023			March 31, 2022
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans	$487,676	$5,725	4.70%	$459,414	$5,212	4.54%	$483,225	$16,688	4.60%	$458,664	$15,535	4.52%
Investment securities	277,161	1,714	2.47	267,221	1,329	1.99	280,557	5,078	2.41	202,383	3,026	1.99
Other interest-earning assets	13,281	169	5.09	53,886	43	0.32	16,196	485	3.99	94,919	189	0.27
Total interest-earning assets	778,118	7,608	3.91	780,521	6,584	3.37	779,978	22,251	3.80	755,966	18,750	3.31
Non-interest-earning assets	81,895			79,280			82,753			75,375
Total assets	$860,013			$859,801			$862,731			$831,341

Interest-bearing liabilities:
Interest-bearing checking accounts	$125,529	81	0.26%	$125,217	12	0.04%	$129,858	244	0.25%	$111,697	45	0.05%
Money market deposit accounts	204,172	1,004	1.97	180,933	164	0.36	185,356	1,768	1.27	161,634	407	0.34
Savings, including club deposits	95,672	16	0.07	106,144	13	0.05	99,922	53	0.07	103,271	54	0.07
Certificates of deposit	143,697	522	1.45	138,827	235	0.68	136,492	1,041	1.02	147,330	823	0.74
Total interest-bearing deposits	569,070	1,623	1.14	551,121	424	0.31	551,628	3,106	0.75	523,932	1,329	0.34
FHLB advances and other borrowings	37,244	452	4.85	25,556	180	2.82	49,394	1,335	3.60	31,718	649	2.73
Total interest-bearing liabilities	606,314	2,075	1.37	576,677	604	0.42	601,022	4,441	0.99	555,650	1,978	0.47

Non-interest-bearing liabilities:
Non-interest-bearing deposits	58,238			57,550			62,252			53,925
Other non-interest-bearing liabilities	19,438			15,316			15,566			6,877
Total liabilities	683,990			649,543			678,840			616,452
Total equity	176,023			210,258			183,891			214,889
Total liabilities and equity	$860,013			$859,801			$862,731			$831,341

Net interest income		$5,533			$5,980			$17,810			$16,772

Interest rate spread		2.54%			2.95%			2.81%			2.84%
Net interest-earning assets	$171,804			$203,844			$178,956			$200,316
Net interest margin		2.84%			3.06%			3.04%			2.96%
Ratio of interest-earning assets to interest-bearing liabilities	128.34%			135.35%			129.78%			136.05%

Asset Quality Indicators (unaudited)

	March 31,	December 31,	June 30,	March 31,
(Dollars in thousands)	2023	2022	2022	2022

Non-performing assets:
Non-accruing loans	$4,241	$4,256	$6,511	$6,536
Accruing loans past due 90 days or more	-	-	-	-
Total non-performing loans	$4,241	$4,256	$6,511	$6,536

Real estate owned	141	-	-	75

Total non-performing assets	$4,382	$4,256	$6,511	$6,611

Non-performing loans to total loans	0.87%	0.86%	1.36%	1.42%
Non-performing assets to total assets	0.51%	0.49%	0.74%	0.76%
ALLL to total loans and leases	0.68%	0.67%	0.71%	0.76%
ALLL to non-performing loans	78.68%	78.34%	52.36%	53.23%

Key performance ratios are as follows for the three and nine months ended (unaudited):

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2023	2022	2022	2023	2022
PERFORMANCE RATIOS:
(annualized for the three and nine months ended)
Return on average assets	0.09%	0.49%	0.38%	0.35%	0.51%
Core return on average assets(5)	0.21%	0.37%	0.50%	0.35%	0.48%
Return on average equity	0.42%	2.38%	1.57%	1.65%	1.96%
Core return on average equity(5)	1.01%	1.77%	2.03%	1.64%	1.87%
Net interest margin	2.84%	3.10%	3.06%	3.04%	2.96%
Net charge-off ratio	0.00%	0.00%	0.08%	0.02%	0.05%
Efficiency ratio	97.58%	81.58%	84.21%	87.60%	81.31%
Core efficiency ratio(5)	92.13%	85.97%	79.94%	86.44%	80.38%
Tangible common equity(6)	19.68%	20.08%	23.24%	19.68%	23.24%

(5) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(6) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	March 31,	December 31,	June 30,
	2023	2022	2022
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$862,372	$870,944	$879,952
Less: Goodwill and other intangible assets	5,424	5,473	5,570
Tangible assets (non-GAAP)	$856,948	$865,471	$874,382

Total stockholders' equity (GAAP)	$174,046	$179,230	$192,326
Less: Goodwill and other intangible assets	5,424	5,473	5,570
Total tangible equity (non-GAAP)	$168,622	$173,757	$186,756

Stockholders' equity to assets (GAAP)	20.18%	20.58%	21.86%
Tangible capital to tangible assets (non-GAAP)	19.68%	20.08%	21.36%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$174,046	$179,230	$192,326
Less: Goodwill and other intangible assets	5,424	5,473	5,570
Total tangible equity (non-GAAP)	$168,622	$173,757	$186,756

Total common shares outstanding	13,525,821	14,143,327	14,896,590

Book value per share (GAAP)	$12.87	$12.67	$12.91
Tangible book value per share (non-GAAP)	$12.47	$12.29	$12.54

Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable	$488,865	$496,198	$479,669
Less: Loans acquired in a business combination	103,008	108,697	118,111
Gross loans receivable, excluding acquired loans (non-GAAP)	$385,857	$387,501	$361,558
Allowance for loan losses	$3,337	$3,334	$3,409

Allowance for loan losses to total loans (GAAP)	0.68%	0.67%	0.71%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	0.86%	0.86%	0.94%

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2023	2022	2022	2023	2022
Calculation of core net income:
Net income (GAAP)	$183	$1,061	$824	$2,271	$3,159
Less pre-tax adjustments:
Net gain on sale of securities	-	-	-	-	(62)
Net gain on disposition of premises and equipment	(97)	(300)	(15)	(396)	(15)
Unrealized loss (gain) on equity securities	435	(54)	236	654	96
Gain on lease abandonment	-	-	(117)	-	(117)
Prepayment penalties	-	-	209	-	273
Tax impact of pre-tax adjustments	(78)	81	(70)	(59)	(39)
Income tax benefit adjustment	-	-	-	(211)	(288)
Core net income (non-GAAP)	$443	$788	$1,067	$2,259	$3,007

Calculation of core earnings per share:
Earnings per share (GAAP)	$0.01	$0.08	$0.06	$0.17	$0.22
Less pre-tax adjustments:
Net gain on sale of securities	-	-	-	-	-
Net gain on disposition of premises and equipment	-	(0.02)	-	(0.03)	-
Unrealized loss (gain) on equity securities	0.03	(0.01)	0.01	0.05	0.01
Gain on lease abandonment	-	-	(0.01)	-	(0.01)
Prepayment penalties	-	-	0.01	-	0.02
Tax impact of pre-tax adjustments	-	0.01	-	-	(0.01)
Income tax benefit adjustment	-	-	-	(0.02)	(0.02)
Core earnings per share (non-GAAP)	$0.04	$0.06	$0.07	$0.17	$0.21

Calculation of core return on average assets:
Return on average assets (GAAP)	0.09%	0.49%	0.38%	0.35%	0.51%
Less pre-tax adjustments:
Net gain on sale of securities	-	-	-	-	(0.01)%
Net gain on disposition of premises and equipment	(0.04)%	(0.13)%	(0.01)%	(0.06)%	-
Unrealized loss (gain) on equity securities	0.20%	(0.03)%	0.11%	0.10%	0.02%
Gain on lease abandonment	-	-	(0.05)%	-	(0.02)%
Prepayment penalties	-	-	0.10%	-	0.04%
Tax impact of pre-tax adjustments	(0.04)%	0.04%	(0.03)%	(0.01)%	(0.01)%
Income tax benefit adjustment	-	-	-	(0.03)%	(0.05)%
Core return on average assets (non-GAAP)	0.21%	0.37%	0.50%	0.35%	0.48%

Average assets	$860,013	$863,370	$859,801	$862,731	$831,341

Calculation of core return on average equity:
Return on average equity (GAAP)	0.42%	2.38%	1.57%	1.65%	1.96%
Less pre-tax adjustments:
Net gain on sale of securities	-	-	-	-	(0.04)%
Net gain on disposition of premises and equipment	(0.22)%	(0.67)%	(0.03)%	(0.29)%	(0.01)%
Unrealized loss (gain) on equity securities	0.99%	(0.12)%	0.44%	0.47%	0.06%
Gain on lease abandonment	-	-	(0.22)%	-	(0.07)%
Prepayment penalties	-	-	0.40%	-	0.17%
Tax impact of pre-tax adjustments	(0.18)%	0.18%	(0.13)%	(0.04)%	(0.02)%
Income tax benefit adjustment	-	-	-	(0.15)%	(0.18)%
Core return on average equity (non-GAAP)	1.01%	1.77%	2.03%	1.64%	1.87%

Average equity	$176,023	$178,546	$210,258	$183,891	$214,889

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2023	2022	2022	2023	2022
Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$5,569	$5,660	$5,301	$16,792	$15,007
Less adjustments:
Gain on lease abandonment	-	-	117	-	117
Prepayment penalties	-	-	(209)	-	(273)
Core non-interest expense (non-GAAP)	$5,569	$5,660	$5,209	$16,792	$14,851
Net interest income	$5,533	$6,036	$5,980	$17,810	$16,772
Non-interest income (GAAP)	$174	$902	$315	$1,358	$1,684
Less adjustments:
Net gain on sale of securities	-	-	-	-	(62)
Net gain on disposition of premises and equipment	(97)	(300)	(15)	(396)	(15)
Unrealized loss (gain) on equity securities	435	(54)	236	654	96
Core non-interest income (non-GAAP)	$512	$548	$536	$1,616	$1,703

Efficiency ratio (GAAP)	97.58%	81.58%	84.21%	87.60%	81.31%
Core efficiency ratio (non-GAAP)	92.13%	85.97%	79.94%	86.44%	80.38%